EXHIBIT 99.1

Anika Enters into Cooperation Agreement with Caligan Partners

Appoints Joseph Capper and William Jellison to Board of Directors
Announces New $40 Million Share Repurchase Program

BEDFORD, Mass., May 28, 2024 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today announced that it has entered into a cooperation agreement with Caligan Partners LP (“Caligan”). As part of the agreement, Joseph Capper, CEO of MIMEDX, and William Jellison, former CFO of Stryker, have been appointed to the Company’s Board of Directors, effective immediately. Messrs. Capper and Jellison have nearly 50 years of combined experience building value and driving transformative growth at MedTech companies, and both will serve on the Capital Allocation Committee.

In addition, the Anika Board of Directors has authorized a $40 million share repurchase program, $15 million of which will be effected through a 10b5-1 plan to be completed by June 30, 2025, and the remainder of which will be purchased in the open market through June 30, 2026, subject to prevailing stock prices, general economic and market conditions, and other considerations. This new buyback authorization replaces the Company’s share repurchase program announced in April 2023.

Cheryl R. Blanchard, Ph.D., Anika’s President and CEO, said, “We are pleased to welcome Joe and Bill to our Board at this important time for Anika. Over the last several months, we have implemented cost reduction initiatives to further reduce spending and focus our strategy on our core strengths. We are beginning to see the results of these efforts and remain on track to generate $25-$30 million in adjusted EBITDA for 2024, up over 75% at the midpoint from 2023. In addition, Anika’s strong balance sheet allows us to continue to return capital to stockholders under the terms of the announced program. We believe Joe and Bill will bring important perspectives to our ongoing work to deliver meaningful solutions to our customers and their patients and drive shareholder value. Both new directors bring years of industry experience and have overseen successful transformations that drove significant value, and we are confident they will be immediately additive.”

John B. Henneman, III, Anika’s Chair of the Board, said, “Following a comprehensive review of the business, Anika’s management team, with the enthusiastic support of the Board, has committed Anika to a strategy of sustainable profitability. We are committed to further enhancing operational and financial performance and are focused on optimizing Anika to maximize value for all stockholders. We expect that Joe and Bill will be important voices in the room, bringing their years of experience and expertise to bear to help ensure the Company meets and exceeds expectations. We are pleased to have worked constructively with Caligan to reach this outcome.”

“We are satisfied to have reached this resolution with Anika,” said David Johnson, Managing Partner of Caligan. “Joe and Bill each bring unique perspectives from their decades of successful MedTech experience that will be additive to the Board’s ongoing commitment to maximize shareholder value.”

Messrs. Capper and Jellison will join the Board as Class II and I directors, respectively. The Anika Board will temporarily expand to ten directors until the retirement of current Anika director Jeffery Thompson is effective at the 2024 Annual Meeting of Stockholders. Following the Annual Meeting, the Board will comprise nine directors, eight of whom are independent.

Under the terms of the cooperation agreement, Caligan has agreed to support the Board’s full slate of directors at the 2024 Annual Meeting. In addition, Caligan has agreed to customary standstill, voting commitments and other provisions. A complete copy of the cooperation agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

About Joseph Capper
Mr. Capper is a highly accomplished healthcare executive, bringing nearly 30 years of experience in MedTech and Life Sciences leadership roles and a track record of substantial value creation. Mr. Capper currently serves as CEO and a director of MIMEDX, a leader in placental biologics. He previously served as CEO of BioTelemetry, successfully guiding the company through a significant turn-around that culminated in its acquisition by Royal Philips. Before that, Mr. Capper was President and CEO of both Home Diagnostics and CCS Medical, and he spent a decade with Bayer AG in several leadership roles from which he gained a wealth of commercial experience. Mr. Capper was also an officer in the U.S. Navy, serving with distinction as a naval aviator. Mr. Capper received a B.S. in Accounting from West Chester University and an M.B.A from George Washington University.

About William Jellison
Mr. Jellison is a veteran MedTech executive and corporate finance expert. Mr. Jellison most recently served as CFO of Stryker Corporation, a global leader in medical technologies, where he oversaw all areas of international finance. Before that, Mr. Jellison spent 15 years at Dentsply International in several leadership positions, including CFO. Mr. Jellison began his career with Donnelly Corporation, holding multiple financial management and executive roles, including Vice President of Finance, Treasurer and Corporate Controller. He is currently a Senior Advisor for Astor Place Holdings and consults with various private equity and investment management firms in the MedTech industry. Mr. Jellison also serves as a director of both Avient Corporation and Young Innovations. Mr. Jellison received a B.A. in Business Administration from Hope College.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS and the Anika logo are registered trademarks of Anika Therapeutics, Inc.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact. The forward-looking statements set forth in this press release include statements regarding the Company’s expectations concerning management’s plans, objectives and strategies; the anticipated contribution of the members of the board of directors to the Company’s operations and progress; plans with respect to share repurchases and shareholder benefits thereof; the expected savings resulting from the reduction initiatives; and adjusted EBITDA guidance. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

For Media Inquiries:
Jamie Moser / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449